                            Wm. WRIGLEY Jr. Company

Wrigley Building - 410 N. Michigan Avenue - Chicago, Illinois 60611

                            NOTICE OF ANNUAL MEETING

To the Stockholders:

     The Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, a Delaware corporation, will be held in the Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, on Thursday, March 4, 1999, at 9:00 a.m., Central Standard Time, for the following purposes:

     1. To elect the full Board of nine directors;

     2. To ratify the appointment of independent auditors for the year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Stockholders of record at the close of business on January 15, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     Your copy of the 1998 Annual Report of the Wm. Wrigley Jr.
Company is enclosed.

     YOU CAN HELP YOUR COMPANY PREPARE FOR THE ANNUAL MEETING BY
MARKING, SIGNING AND DATING THE ACCOMPANYING PROXY AND RETURNING IT AS SOON AS POSSIBLE. For your convenience, a return envelope is enclosed with postage paid.

                  By Authorization of the Board of Directors,

                                  HOWARD MALOVANY, Secretary and
General Counsel

Chicago, February 4, 1999

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR
PROMPT COOPERATION IN RETURNING YOUR SIGNED PROXY IS GREATLY
APPRECIATED.

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

                            PROXY STATEMENT FOR THE

                     ANNUAL MEETING OF STOCKHOLDERS OF THE

                            WM. WRIGLEY JR. COMPANY

                          TO BE HELD ON MARCH 4, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
General.....................................................      1
Proposal 1 -- Election of Directors.........................      2
  Security Ownership of Directors and Executive Officers....      5
  Security Ownership of Certain Beneficial Owners...........      6
  Meetings and Committees of the Board......................      7
  Compensation of Directors.................................      7
Proposal 2 -- The Ratification of the Appointment of Ernst &
  Young LLP
  as Independent Auditors...................................      9
Executive Compensation......................................     10
  Compensation Committee Report on Executive Compensation...     10
  Five Year Total Stockholder Return........................     13
  Summary Compensation Table................................     14
  Long-Term Stock Grant Program.............................     15
  Pension Plan..............................................     15
Compliance with Section 16(a) of the Exchange Act...........     16
Stockholder Proposals for the 2000 Annual Meeting of
  Stockholders..............................................     16
Other Business..............................................     17

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

                                PROXY STATEMENT

                                    FOR THE

                         ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD AT 9:00 A.M., MARCH 4, 1999

                                    GENERAL

     SOLICITATION OF PROXIES. The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of the Wm. Wrigley Jr. Company (the "Company") in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. on Thursday, March 4, 1999, and at any adjournments thereof. The principal executive offices of the Company are located in the Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois 60611. This proxy statement, the enclosed proxy and a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 are being mailed on or about February 4, 1999, to stockholders of record as of January 15, 1999.

     COSTS OF SOLICITATION. The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common and Class B Common Stock.

     OUTSTANDING VOTING SHARES. Stockholders of record at the close of business on January 15, 1999 will be entitled to notice of and to vote at the Annual Meeting. As of January 15, 1999, there were 93,020,204 shares of Common Stock and 23,194,175 shares of Class B Common Stock outstanding and entitled to notice and to vote. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on each matter presented to the stockholders.

     VOTE REQUIRED FOR APPROVAL. Shares of both classes of Common Stock will vote together as a single class with respect to the election of directors and the ratification of appointment of independent auditors. Under the Company's By-laws, the election of directors and the ratification of the appointment of independent auditors each requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented at the Annual Meeting in person or by proxy. Votes may be cast by a stockholder in favor of the nominees or withheld. Votes may be cast by a stockholder in favor of or against the ratification of appointment of independent auditors or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote.

     VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by the Company prior to the Annual Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Annual Meeting will be voted FOR the election of all nominees for director and FOR the ratification of the appointment of the independent auditors. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by submitting a later-dated proxy or by attending the Annual Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Stockholders of record can also give proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are included with the enclosed proxy card. The use of Internet voting and the Company's voting procedures comply with applicable state law.

                                        1

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

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The annual election of the Board will take place at the Annual Meeting. At its meeting held on January 27, 1999, upon the recommendation of the Nominating Committee, the Board of Directors increased the size of the Board from ten to twelve. Ms. Melinda R. Rich and Mr. John F. Bard were elected to fill the vacancies created by the increase. Mr. Charles F. Allison III and Mrs. Lee Phillip Bell, who have reached mandatory retirement age, are not standing for reelection at the March 4, 1999 Annual Meeting of Stockholders. Mr. Douglas S. Barrie, an employee Director, having reached the designated age for retirement from the Board only, will also not stand for reelection to the Board at the Annual Meeting. Given the effect of their retirement, the Board also approved at its January 27 meeting the recommendation of the Nominating Committee that nine directors be elected for the ensuing year at the March 4, 1999 Annual Meeting.

     Each of the nine nominees, if elected, will serve on the Board until the next annual meeting or until their successors shall be duly elected and qualified in accordance with the By-laws. All nominees are presently members of the Board. If any of the nine nominees should become unable to accept election, the persons named in the proxy as members of the proxy committee may vote for such other person or persons as may be designated by the Board or the proxy committee. Management has no reason to believe that any of the nominees named below will be unable to serve.

     Approval of the nominees for election to the Board will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as one class.

JOHN F. BARD

photo of BARD              Mr. Bard, 57, a Director of the Company since January 1999, was Senior Vice President from 1991 until January 1999 when he was elected Executive Vice President.

THOMAS A. KNOWLTON

photo of KNOWLTON          Mr. Knowlton, 52, a Director of the Company since 1996, was
                           Executive Vice President of the Kellogg Company from January
                           1992 until August 1998 and was President-Kellogg North
                           America from 1994 until 1998. Mr. Knowlton is Chairman of
                           the Compensation Committee and is also a member of the Audit
                           Committee.

PENNY PRITZKER

photo of PRITZKER          Ms. Pritzker, 39, a Director of the Company since 1994, has been President of Classic Residence by Hyatt, an affiliate of Hyatt Corporation, since 1987 and President of Penguin
                           Group L.P., which acquires and develops real estate. Ms.
                           Pritzker is also a private investor and a Director of
                           Coast-to-Coast Financial Corporation. Ms. Pritzker is
                           Chairman of the Nominating Committee and a member of the
                           Compensation Committee.

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
MELINDA R. RICH

photo of RICH              Ms. Rich, 41, a Director of the Company since January 1999, has been President of Rich Entertainment Group since 1994
                           and Executive Vice President of Innovation since 1997 and a
                           Director since 1998 of Rich Products Corporation. Rich
                           Products Corporation, Buffalo, New York, is a multinational manufacturer and distributor of non-dairy and frozen food
                           products. Ms. Rich is also a Director of M&T Bank
                           Corporation, Buffalo, New York. Ms. Rich is a member of the
                           Audit Committee.

STEVEN B. SAMPLE

photo of SAMPLE            Dr. Sample, 58, a Director of the Company since 1997, has
                           been President of the University of Southern California
                           since 1991. Dr. Sample is a Director of Presley Companies
                           and Unova, Inc. Dr. Sample is a member of the Compensation and Nominating Committees.

ALEX SHUMATE

photo of SHUMATE           Mr. Shumate, 48, a Director of the Company since 1998, has been a partner of the law firm Squire, Sanders & Dempsey,
                           L.L.P., resident in Columbus, Ohio, since 1988, and its
                           Managing Partner since 1991. Mr. Shumate is also a Director of Banc One Corporation and Intimate Brands, Inc. Mr.
                           Shumate is a member of the Audit and Compensation
                           Committees.

RICHARD K. SMUCKER

photo of SMUCKER           Mr. Smucker, 50, a Director of the Company since 1988, has been President and a Director of The J.M. Smucker Company, a manufacturer of food spreads and food spread-related items, since 1987 and 1975, respectively. Mr. Smucker is also a
                           Director of The Sherwin-Williams Company and International
                           Multifoods, Inc. Mr. Smucker is Chairman of the Audit
                           Committee and a member of the Nominating Committee.

WILLIAM WRIGLEY

photo of WRIGLEY           Mr. Wrigley, 66, a Director of the Company since 1960, has been President and Chief Executive Officer of the Company
                           since 1961. Mr. Wrigley is also a Director of Texaco Inc.
                           and American Home Products Corporation. Mr. Wrigley is a
                           non-voting, ex officio member of the Audit, Compensation and
                           Nominating Committees.

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

WILLIAM WRIGLEY, JR.

photo of WRIGLEY, JR.      Mr. Wrigley, 35, a Director of the Company since 1988, has been Vice President of the Company since 1991 and was
                           Assistant to the President from 1985 to 1992. Mr. Wrigley is also a Director of The J.M. Smucker Company. William
                           Wrigley, Jr. is the son of William Wrigley.

                    YOUR BOARD RECOMMENDS THAT STOCKHOLDERS
                            VOTE FOR ALL DIRECTORS.

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

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Company Common Stock and Class B Common Stock, as of January 15, 1999, for each director and nominee, the Chief Executive Officer, the next four most highly compensated executive officers, and for all directors and executive officers as a group.

------------------------------------------------------------------------------------------------------------
                                                                                                    TOTAL
                                                                                 CLASS B          STOCK AND
                                                            COMMON STOCK         COMMON          STOCK BASED
                 NAME                  COMMON STOCK(1)        UNITS(2)           STOCK*          HOLDINGS(3)
------------------------------------------------------------------------------------------------------------
     John F. Bard                               9,693          18,534                    --          28,227
     Thomas A. Knowlton                           500           1,091                    --           1,591
     Penny Pritzker                               200           5,077                    --           5,277
     Melinda R. Rich                              270              --                    --             270
     Steven B. Sample                           1,000             626                    --           1,626
     Alex Shumate                                 100             306                    --             406
     Richard K. Smucker                         3,613          12,286                    --          15,899
     William Wrigley                       21,910,934(4)       61,476            12,854,508(4)   34,826,918
     William Wrigley, Jr.                      13,006           1,518                 6,884          21,408
     Douglas S. Barrie                         27,805          26,724                 1,218          55,747
     Ronald O. Cox                             35,164(5)       22,984                 6,796          64,944
     Martin J. Geraghty                        73,149(6)        2,487                 7,571          83,207
------------------------------------------
     All directors and executive
       officers as a group (29)            22,192,240(7)      224,702            12,890,968(7)   35,307,910
------------------------------------------------------------------------------------------------------------

(1) Includes restricted shares held by directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown. No director or executive officer, except Mr. William Wrigley, owns more than one tenth of one percent of the total outstanding shares of either class of Common Stock. Mr. William Wrigley beneficially owns 23.56% of the shares of Common Stock outstanding and 55.42% of the shares of Class B Common Stock outstanding.

(2) Includes the non-voting share units credited to the account of the named individual or members of the group, as applicable, under the Director's Deferred Compensation Plan and the Stock Deferral Plan for Non-Employee Directors, a complete description of which is set forth under the heading "Compensation of Directors" or pursuant to deferred compensation elections under the Company's other compensation plans.

(3) Includes the sum of Common Stock, Common Stock Units and Class B Common Stock and represents the aggregate of the individual's Common Stock holdings assuming distribution of Common Stock Units as Common Stock and conversion of all Class B Common Stock to Common Stock.

(4) Includes 21,002,928 shares of Common Stock and 11,537,000 shares of Class B Common Stock held by various trusts, a corporation and a nonprofit corporation. Mr. Wrigley has sole voting and investment power over the shares listed with the exception of 1,606,104 shares of Common Stock and 716,784 shares of Class B Common Stock over which Mr. Wrigley has shared investment power. Of the total shares shown for Mr. Wrigley, he disclaims any beneficial interest in 9,220,463 shares of Common Stock and 4,689,598 shares of Class B Common Stock.

(5)  Includes 86 shares of Common Stock held by Mr. Cox's wife.

(6) Includes 133 shares of Common Stock held by Mr. Geraghty's wife.

(7) Includes 1,620,679 shares of Common Stock and 719,508 shares of Class B Common Stock over which members of the group share voting or investment power.

 * Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming an individual, or the group, converts the shares of Class B Common Stock held by such individual or group into shares of Common Stock, the percentage of Common Stock

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

     owned beneficially by Mr. William Wrigley would be 32.84%, and 33.13% for all directors and executive officers as a group. No other individual named or member of the group would own beneficially more than 0.10% of the Common Stock as the result of such conversion.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of January 15, 1999, the Company's records and other information made available by outside sources indicated that the following stockholders were beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock or Class B Common Stock.

-------------------------------------------------------------------------------------------------------------
                                                        AMOUNT-AND-NATURE-OF-BENEFICIAL-OWNERSHIP
-------------------------------------------------------------------------------------------------------------
                                                                                          CLASS B
                                                      COMMON-STOCK                      COMMON-STOCK
-------------------------------------------------------------------------------------------------------------
                  NAME                         SHARES      PERCENT OF CLASS      SHARES      PERCENT OF CLASS
-------------------------------------------------------------------------------------------------------------
     Edna Jean Offield, James S. Offield
       and Paxson H. Offield(1)
       410 N. Michigan Avenue
       Chicago, Illinois 60611                3,892,765          4.18           2,985,068         12.87
     William Wrigley(2)
       410 N. Michigan Avenue
       Chicago, Illinois 60611               21,910,934         23.56          12,854,508         55.42
-------------------------------------------------------------------------------------------------------------

     Due to their substantial stock holdings, the Offield family and Mr. Wrigley may each be deemed a "control person" of the Company under applicable regulations of the Securities and Exchange Commission. James and Paxson Offield are the sons of Edna Jean
Offield.

(1) Of the shares listed, Edna Jean Offield has sole voting and investment power over 396,120 shares of Common Stock; James S. Offield has sole voting and investment power over 5,222 shares of Common Stock and 15,002 shares of Class B Common Stock; and Paxson H. Offield has sole voting and investment power over 86,701 shares of Common Stock and 10,229 shares of Class B Common Stock. Also, of the shares listed, Edna Jean Offield, James S. Offield and Paxson H. Offield share voting and investment power over 2,216,367 shares of Common Stock held in various family trusts and by a charitable foundation and 1,716,120 shares of Class B Common Stock held in various family trusts; Edna Jean Offield and James S. Offield share voting and investment power over 125,475 shares of Common Stock held in various family trusts and 226,848 shares of Class B Common Stock held in various family trusts; Edna Jean Offield shares with other parties voting and investment power over 1,017,572 shares of Common Stock and 655,200 shares of Class B Common Stock held in various family trusts; and Paxson H. Offield shares with other parties voting and investment power over 428,944 shares of Common Stock and 361,599 shares of Class B Common Stock held in various family trusts. Of their total shareholdings, Edna Jean Offield disclaims beneficial ownership of 2,084,656 shares of Common Stock held in the trusts and by the foundation and 1,884,480 shares of Class B Common Stock held in the trusts; James
          S. Offield disclaims beneficial ownership of 2,006,622 shares of Common Stock held in various family trusts and by the foundation and 1,441,752 shares of Class B Common Stock held in various family trusts; and Paxson H. Offield disclaims beneficial ownership of 2,278,523 shares of Common Stock held in various family trusts and by the foundation and 1,576,503 shares of Class B Common Stock held in various family trusts.

(2)       See footnotes (1) and (4) on page 5.

 * Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned would be 7.16% for the Offield Family and 32.84% for William Wrigley.

     In addition to the above listed shareholders, Putnam Fiduciary Trust Company holds 3,436,269 shares (3.69%) of Common Stock and
648,108 shares (2.79%) of Class B Common Stock as Trustee (the

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

"Trustee") under the Special Investment and Savings Plan for
Wrigley Employees (the "SISP"). In accordance with the terms of the SISP, the Trustee must vote the shares as directed by proxies submitted by participants.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board has three standing Committees: Audit, Compensation and Nominating.

          Audit Committee. This Committee has four non-employee independent directors and met three times in 1998. It annually recommends to the Board the appointment of independent auditors and reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board and management to monitor the adequacy of reporting and internal controls; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board.

          Compensation Committee. This Committee has four non-employee independent directors and met four times in 1998. It annually sets the base salary, incentive compensation and any other compensation of the Chairman of the Board, if any, and of the President and Chief Executive Officer; determines annually whether or not an Executive Incentive Compensation Program should be established for that year; sets and administers the terms and policies of the Company's Management Incentive Plan (and underlying programs); and performs any other functions or duties as deemed appropriate by the Board.

          Nominating Committee. This Committee has three non-employee independent directors and met twice in 1998. It considers and proposes director nominees for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; and performs any other functions or duties deemed appropriate by the Board.

          The Nominating Committee will accept for consideration stockholders' nominations for directors if made in writing. The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Chairman of the Nominating Committee at the Company's headquarters and must be received no later than October 5, 1999 in order to be considered for the next annual election of directors.

     During 1998 there were five meetings of the Board. All directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

                           COMPENSATION OF DIRECTORS

     For 1998, non-employee directors received an annual cash retainer of $28,000. Each Board committee member receives an annual retainer of $3,500 per committee. Each Board committee chair receives an additional annual retainer of $5,000. There are no additional fees for attending Board and Board committee meetings. All or a portion of the annual cash retainer received by the non-employee Director may be deferred in cash or share units. Directors who are employees of the Company receive no compensation for services as Directors.

     A Deferred Compensation Plan for Non-Employee Directors has been in effect since 1983. Under the plan, participants may defer up to 100% of their total retainer fees. Such deferred amounts are generally distributed at the earlier of age 70 or retirement in a lump sum or in equal annual installments over a period not to exceed fifteen years, or in a combination thereof at the Director's election. Deferred amounts may be invested, through a grantor trust, in the form of share units (each share unit is equivalent to a share of the Company's Common Stock) or money credits deposited in one or more funds offered by the plan trustee.

     The Stock Deferral Plan for Non-Employee Directors has been in effect since 1988. This plan is designed not only to provide a deferred benefit for non-employee directors, but also to increase the

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Directors beneficial ownership in the Company and more closely tie their interest in the long-term growth and profitability of the Company with that of the stockholders. Following the conclusion of each business year there is credited to the deferred stock accounts of each non-employee director a number of share units with a value equivalent to the stated value of the annual Board retainer in effect on the last business day of such year. Dividend equivalents, equal in value to dividends paid on the Company's Common Stock, are also credited on the share units accumulated in the plan, and converted into additional units. The plan credits non-employee directors share units over the first ten years of service. Participants receive upon retirement actual shares, either in a lump sum or over a period not to exceed fifteen years. In accordance with the plan, each participant's account was credited with 306 share units on January 4, 1999. The aggregate number of share units accumulated by each non-employee director from the inception of the plan in 1988 is included in the "Total" column in the table under the heading "Security Ownership of Directors and Executive Officers" on page 5.

     The Company maintains a Non-Employee Directors' Death Benefit Plan pursuant to which a director's beneficiary receives a $250,000 lump sum benefit if death occurs after the directorship terminates, or $25,000 per year for ten years if death occurs prior to termination. To participate in the plan, a director must agree to contribute $600 per year for a maximum of ten years. The Company maintains life insurance to fund the cost of the plan. All non-employee directors participate in this plan.

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

                                   PROPOSAL 2

              THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS

     At its meeting of October 28, 1998, the Audit Committee recommended the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1999. At a meeting of the Board on January 27, 1999, the directors accepted the recommendation of the Audit Committee and appointed Ernst & Young LLP, subject to ratification by the stockholders, to examine the 1999 consolidated financial statements of the Company. Accordingly, the stockholders will be asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as one class. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions.

              YOUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

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

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is responsible for establishing the base salary of the Company's
President and Chief Executive Officer and for setting and administering the terms and policies of the Company's Management
Incentive Plan ("MIP").

Compensation Principles

     The Committee believes that the most effective executive compensation program is one that provides incentives to achieve specific annual, long-term and strategic goals of the Company, with the ultimate objective of enhancing stockholder value. The Committee believes executive compensation should include cash and equity-based programs that reward performance as measured against these goals. Additionally, the Committee recognizes that the Company operates in a competitive environment and that both performance and compensation should be evaluated to ensure the Company remains competitive and maintains its ability to attract and retain superior key employees.

     Annual executive cash and incentive-based equity compensation is structured to encourage achievement, initiative and teamwork. Also, ownership and retention of the Company's Common Stock by key employees helps to more directly align their interests with those of the stockholders.

Base Salaries

     The Committee sets the base salary, incentive and any other compensation of the President and Chief Executive Officer. The base salaries of the Company's next four most highly compensated senior executive officers are determined by the President and Chief Executive Officer. The same principles used in setting the base salary range of the Chief Executive Officer and the other senior executive officers are also used for all other salaried employees to ensure that salaries are fairly and competitively established. Base salary ranges are determined for each position using three criteria: accountability, know-how, and problem-solving ability. These ranges are then compared to independently obtained salary surveys. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 120% of the competitive average base salaries.

     The Committee administers Mr. Wrigley's salary and receives an annual analysis from the Company's Compensation Manager on all aspects of Mr. Wrigley's remuneration and its relationship to the comparative survey data. During its review, the Committee primarily considers the Company's overall performance (including unit sales, earnings growth, and total stockholder return), adherence to the Company's strategic plan, the development of sound management practices, and the succession of skilled personnel. Mr. Wrigley's last increase was effective February 1, 1998.

Management Incentive Plan

     The 1997 Management Incentive Plan (the "MIP"), approved by shareholders at the 1997 Annual Meeting, is a flexible omnibus plan, consisting of several programs (the "MIP Programs") designed to provide the Committee with various equity-based incentive compensation tools to promote achievement by key employees and allow them to participate in the long-term growth and profitability of the Company. As considered appropriate by the Committee, it may grant participants shares of the Company's Common Stock, share units, stock options, stock appreciation rights, performance units, or any combination; establish any conditions or restrictions; and provide for deferral pursuant to written elections made by the participants prior to the commencement of a plan year or cycle.

     Any award of stock under the MIP Programs is at the fair market value at the time of the award. Stock grants were awarded by the Committee in January and February 1998, under MIP Programs for 1997 fiscal year performance and the five year performance cycle ending in 1997. Awards, if any, to be granted in January or February 1999 for 1998 fiscal year performance or the five year performance cycle ending in

<ENTER>

1998 will be made under the programs of the 1997 MIP described below (or identical programs under the predecessor incentive plan):

          Executive Incentive Compensation Program. An annual incentive compensation program under the omnibus MIP, the Executive Incentive Compensation Program ("EICP"), and those key employees eligible to participate in the EICP, are considered and approved by the Committee prior to the beginning of each fiscal year.

          The EICP is designed to encourage initiative and creativity in the achievement of annual corporate, personal and unit goals, and to foster effective teamwork. It also enables the Company, without inflating base salaries, to attract and retain highly skilled managers and competitively reward them with variable performance-measured cash compensation.

          The EICP adopted for 1998 included various incentive levels based on the participant's accountability and impact on Company operations, with target award opportunities ranging from 15% to 65% of participants base salary. Awards for actual performance, if earned, may range from 50% below to 50% above the established target award.

          All participants, except Mr. Wrigley, are assigned weightings for performance elements consisting of at least one or more operational or personal goals that vary from year to year and are unique to each individual participant, and for teamwork effectiveness. Weights for these elements are based on the participant's accountability and impact on overall operations and, if assigned, vary from 10% to 70% of target for one or more operational goals, 10% to 70% of target for
     one or more personal   goals and 10% to 20% of target for team
     effectiveness. For certain participants, including the senior executive officers, a corporate performance element is also included, which varies from 20% to 50% of target. In rating the performance of Mr. Wrigley, the Committee considers his overall effectiveness in guiding the affairs of the Company as evaluated primarily by corporate performance for the year and by progress toward longer-range objectives and strategies.

          Under the EICP for 1998, the corporate performance element consisted of an increased unit volume goal over the prior year with a relative weight of 25% of the total element and an increased earnings per share goal over the prior year with a relative weight of 75%. Although not weighted, the Committee also considers as part of the corporate performance element two additional goals: pre-tax cost savings and adherence to the corporate strategic plan. Any awards to be made under the EICP for performance in 1998 will be determined and paid by the Committee in February 1999 and will be reported in the next proxy statement.

          The EICP adopted for 1997 had a corporate performance element consistent with the above. At its meeting of February 18, 1998 the Committee reviewed all corporate goals for the year ended December 31, 1997 and determined that the award for 1997 performance was above the established target award for the corporate element. Awards made thereunder to the Chief Executive Officer and the next four most highly compensated executive officers are shown in column (d) of the Summary Compensation Table on page 14 as 1997 compensation.

          An EICP for 1999 was approved by the Compensation
     Committee at its October 28, 1998 meeting. Any awards under the 1999 EICP will be determined in February 2000.

          Participants may defer all or any part of their EICP award and have such amounts credited to their deferral account as share units or money credits, or a combination of both, in accordance with procedures set forth in the deferred program under the EICP.

          Long-Term Stock Grant Program. The Long-Term Stock Grant Program, established in January 1993, provides an opportunity for executive officers and certain other designated key employees to increase their stake in the Company through grants of Common Stock. For the grant cycles 1994-1998, 1995-1999, 1996-2000 and 1997-2001, the program provides participants with target stock grant opportunities ranging in value from 25% to 60% of base salary. For the 1998-2002 grant cycle, the program provides participants with target stock grant opportunities ranging in value from 25% to 65% of base salary. Actual awards, if earned, may range from 50% below to 50% above target depending on

<ENTER>
     performance which is measured by comparing the Company's total stockholder return to the total stockholder return for the S&P's 500 Food Group for the applicable performance period. Awards are earned at the target level if the Company's total stockholder return equals the S&P's 500 Food Group total stockholder return for such period. The aggregate value of shares awarded to all participants for a specific period is limited to not more than nine-tenths of one percent (0.9%) of the Company's average annual growth in total stockholder value during any such period.

          Any shares awarded under this program are held in the Company's custody and restricted as to transfer or sale until one year after the date the shares were awarded, except in cases of retirement, disability, or death. Voting and dividend rights inure to the recipient upon award. Alternatively, prior to any such grant cycle, participants may elect to defer receipt of all or any portion of their awards in the form of share units. After one year following award, participants may transfer any amount deferred to other investment options available under a grantor trust for which Putnam Fiduciary Trust Company is the Trustee.

          On February 19, 1998 the Committee determined that the performance ratio of the Company's total shareholder return to the total shareholder return for the S&P's 500 Food Group transitional five year cycle 1993-1997 exceeded the target level. Awards granted on February 18, 1998 for the 1993-1997 cycle to the Chief Executive Officer and the next four most highly compensated executive officers appear in column (e) of the Summary Compensation Table on page 14 as 1997 compensation.

          Awards, if any, for the five year cycle 1994-1998, will be determined by the Committee at its meeting in February 1999 and any awards will be reported in the next proxy statement.
     A grant under this program for the performance cycle 1998-2002 was also approved by the Committee on February 18, 1998 and is indicated in the Long-Term Stock Grant Program table on page 15.

          Stock Award Program. Under this program, EICP participants may be awarded shares of the Company's Common Stock comparable in value to the present value of 1.5% of the participant's average EICP award received in the prior three years multiplied by such participant's years of service, and reduced by the present value of prior awards under this program.

          Awards granted to the Chief Executive Officer and the next four most highly compensated executives on February 18, 1998 for fiscal year 1997 appear in column (e) of the Summary Compensation Table on page 14 as 1997 compensation. Awards for services in 1998 were determined in January 1999 and are reflected in column (e) of the Summary Compensation Table on page 14 as 1998 compensation.

          Additionally, those EICP participants who are not eligible to participate in The Special Investment and Savings Plan for Wrigley Employees (a typical defined contribution plan) are eligible to receive an additional award equal to 5% of their base salary.

          Participants may elect to receive these benefits in the form of shares of Common Stock and may receive or reinvest dividends thereon, with the shares being retained in the Company's custody and subject to restriction on sale or transfer until one year after termination of employment, unless due to death or retirement. Alternatively, participants may elect to defer all or any portion of this benefit in the form of share units.

     No stock options were granted or were outstanding in 1998.

<ENTER>

Deductibility of Executive Compensation

     During 1998, the Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation paid to the executive officers named in the Summary Compensation Table. All such compensation paid by the Company during 1998 was fully deductible for federal income tax purposes.

                                  THE COMPENSATION COMMITTEE

                                  Thomas A. Knowlton, Chairman
                                  Charles F. Allison III
                                  Lee Phillip Bell
                                  Penny Pritzker

FIVE YEAR TOTAL STOCKHOLDER RETURN

     The following indexed graph and table indicate the Company's total stockholder return for the five year period ending December 31, 1998 as compared to the total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's 500 Food Group Index, assuming a common starting point of 100. Total stockholder return for the Company, as well as for the Indices, is determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment) and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year. Please note that the graph and table are five year historical representations and, as such, are not indicative of future performance relative to the Indices.

                           TOTAL STOCKHOLDER RETURNS
                             (DIVIDENDS REINVESTED)


                                  [LINE GRAPH]




--------------------------------------------------------------------------------------------------------
                                    1993        1994        1995        1996        1997        1998
--------------------------------------------------------------------------------------------------------
 Wrigley                             100         114         124         135         194         222
--------------------------------------------------------------------------------------------------------
 S&P 500 Composite Index             100         101         139         171         229         294
--------------------------------------------------------------------------------------------------------
 S&P 500 Food Group Index            100         112         143         169         242         262
--------------------------------------------------------------------------------------------------------

<ENTER>

SUMMARY COMPENSATION TABLE

     The following table sets forth the total cash and non-cash compensation in each of the last three years ended December 31 for the Company's Chief Executive Officer and the next four most highly compensated executive officers.

-----------------------------------------------------------------------------------------------------

                                                                          LONG-TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION(1)        AWARDS
-----------------------------------------------------------------------------------------------------
(a)                                  (b)        (c)           (d)            (e)             (f)
                                                                          RESTRICTED
NAME AND                                                                    STOCK         ALL OTHER
PRINCIPAL                                                                  AWARD(s)      COMPENSATION
POSITION                             YEAR    SALARY($)    BONUS($)(2)     ($)(3)(4)         ($)(5)
-----------------------------------------------------------------------------------------------------
WILLIAM WRIGLEY                      1998    $545,833         --           $112,176        $ 6,860
President & CEO                      1997     500,000      $450,000         779,589          6,860
                                     1996     500,000       285,000         827,110          6,860

JOHN F. BARD                         1998     342,167         --             40,754         12,041
Executive Vice President             1997     321,083       222,511         360,977         11,173
                                     1996     298,167       166,675         329,026         10,412

DOUGLAS S. BARRIE                    1998     440,833         --             99,302         42,596
President -- International           1997     408,750       300,431         458,076         38,129
                                     1996     382,500       235,620         424,323         34,210

RONALD O. COX                        1998     366,750         --             46,986         18,258
Group Vice President                 1997     345,417       177,890         389,513         16,432
                                     1996     322,500       186,083         341,597         14,830

MARTIN J. GERAGHTY                   1998     302,000         --             85,444          8,888
Senior Vice President --             1997     288,000       199,872         341,829          8,293
Manufacturing                        1996     273,000       160,251         324,821         12,636
-----------------------------------------------------------------------------------------------------

(1) While each of the named executive officers received certain personal benefits in the years shown, the value of these benefits did not exceed, in the aggregate for any executive officer, the minimum reportable amount.

(2) Amounts shown in column (d) are the cash awards to the named individuals under the Executive Incentive Compensation Program (including any amounts deferred). Awards to be paid for 1998 performance, if any, are not determined as of the latest practicable date, and if paid will be reported in the next proxy statement.

(3) The figures in column (e) for 1998 represent the fair market value of awards of stock at the time of the award (prior to any deduction for withholding taxes) under the Stock Award Program. Awards for 1998 under the Long-Term Stock Grant Program, if any, are not determined as of the latest practicable date, and if paid will be reported in the next proxy statement.

(4) The figures in column (e) for 1997 and 1996 represent the fair market value of awards of stock at the time of the award (prior to any deduction for withholding taxes) under the former Alternate Investment and Savings Program and the Stock Award Program for 1997 and 1996, respectively, and under the Long-Term Stock Grant Program for the five year performance cycle ending December 31, 1997 and December 31, 1996, respectively.

     The aggregate number and dollar value of stock (net of any withholding for tax purposes) awarded from the inception of the Stock Award Program, the Alternate Investment and Savings Program, the Long-Term Stock Grant Program and through deferral elections under the Management Incentive Plan (and its predecessor) as of December 31, 1998 are as follows:
     William Wrigley, 164,530 shares and 61,476 share units ($20,241,662); John F. Bard, 12,404 shares and 18,534 share units ($2,770,885); Douglas S. Barrie, 16,027 shares and 26,723 share units ($3,828,797); Ronald O. Cox, 19,698 shares and 22,984 share units ($3,822,707) and Martin J. Geraghty,
     32,320 shares and
                                       14

<ENTER>

     2,487 share units ($3,117,402). All shares of stock or share units vest upon award and are entitled to dividends or dividend equivalents at the same rate as dividends paid on unrestricted shares of the Company's Common Stock. Shares awarded under the Long-Term Stock Grant Program are restricted for a period of one year following award. Shares awarded under the Stock Award Program and the Alternate Investment and Savings Program are restricted until one year following termination of employment, unless due to death or retirement.

(5) Includes the value of corporate-paid life insurance premiums under the Senior Executive Life Insurance Plan, interest earned during the year on sums accumulated since 1984 in deferred compensation accounts to the extent such interest was in excess of certain long-term rates prescribed by the Internal Revenue Code and for Mr. Geraghty, pay in lieu of vacation.

     For the last completed fiscal year, the value of corporate-paid life insurance premiums and above-market rate of interest on accumulated deferred compensation accounts were, respectively, as follows for each named executive officer: William Wrigley, $6,860 and $0; John F. Bard, $4,975 and $7,066; Douglas S. Barrie, $6,221 and $36,375; Ronald O. Cox, $3,391 and $14,867; and
Martin J. Geraghty, $4,040 and $4,848.

     The Company may provide to key employees interest free, fully-secured housing or bridge loans for up to five years which are generally repaid through regular payroll deductions. At December 31, 1998, the Company had a total of $949,525 of loans outstanding to all key employees, including a total of $196,000 outstanding to one officer not named above.

LONG-TERM STOCK GRANT PROGRAM

     The following table reflects threshold, target and maximum stock grant opportunities under the Long-Term Stock Grant Program for the five year performance cycle ending December 31, 2002.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                                                                   NON-STOCK PRICE-BASED PLANS(1)
                                                                          -------------------------------------------------
          (a)                  (b)(1)                   (c)                  (d)               (e)               (f)
                                                    PERFORMANCE
                              NUMBER OF               OR OTHER
                            SHARES, UNITS           PERIOD UNTIL
                               OR OTHER            MATURATION OR          THRESHOLD          TARGET            MAXIMUM
NAME                         RIGHTS(#)(2)              PAYOUT             ($ OR #)          ($ OR #)          ($ OR #)
---------------------------------------------------------------------------------------------------------------------------
William Wrigley                                      1998-2002              2,140             4,280             6,420
John F. Bard                                         1998-2002              1,165             2,330             3,495
Douglas S. Barrie                                    1998-2002              1,480             2,960             4,440
Ronald O. Cox                                        1998-2002              1,250             2,500             3,750
Martin J. Geraghty                                   1998-2002              1,045             2,090             3,135

---------------------------------------------------------------------------------------------------------------------------

(1) Estimated future payouts are based on the performance ratio of the Company's total stockholder return (stock price appreciation plus reinvested dividends) for the five year performance cycle to the total return for the Standard & Poor's 500 Food Group Index for the same period. The threshold amount is 50% of the target and the maximum amount is 150% of the target amount.

(2) The number of shares, units or other rights granted in 1998 are set forth under column (e) of this table.

PENSION PLAN

     The Wrigley Retirement Plan is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the parent and domestic associated companies. Credited service accrues from the date of employment.

     Retirement benefits are calculated by multiplying the product of 1.5% times the years of service by the final average eligible pay for the three highest consecutive years in the last ten years before retirement, less

<ENTER>

1% of the annual primary Social Security benefit multiplied by the years of credited service since January 1, 1976.

     The table below illustrates various estimated annual pension benefits generated by the plan formula, assuming retirement at the plan's normal retirement age, when combined with an estimated annual Social Security benefit of $15,900.

                                                     YEARS OF SERVICE
                        ELIGIBLE
                        REMUNER-     ---------------------------------------------------------
                         ATION          10        20        30        40        50
                   ---------------------------------------------------------------------------
                        $200,000       44,310    72,720   101,130   129,540   157,950
                         250,000       51,810    87,720   123,630   159,540   195,450
                         300,000       59,310   102,720   146,130   189,540   232,950
                         350,000       66,810   117,720   168,630   219,540   270,450
                         400,000       74,310   132,720   191,130   249,540   307,950
                         500,000       89,310   162,720   236,130   309,540   382,950
                         600,000      104,310   192,720   281,130   369,540   457,950

     Eligible pay for officers is only base salary. The current base salary of the Chief Executive Officer and the next four most highly compensated executive officers is set forth in column (c) in the Summary Compensation Table on page 14. The credited years of service as of December 31, 1998 for each named executive officer are as follows: William Wrigley, 42; John F. Bard, 8; Douglas
S. Barrie, 16; Ronald O. Cox, 20 and Martin J. Geraghty, 36.

     To the extent that an individual's annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified plans may not exceed $125,000), such excess benefits may be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Company's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges. Copies of these reports must also be furnished to the Company.

     Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 1998 all filing requirements applicable to its executive officers, directors and 10% holders were complied with, except for one report covering one transaction which was filed late by Mr. Stefan Pfander, Vice President-International and Managing Director-Europe of the Company. This report was filed promptly after the Company's discovery of the transaction.

       STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF
STOCKHOLDERS

     If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2000 Annual Meeting of Stockholders, the proposal must be in proper form and received by the Secretary of the Company on or before October 5, 1999. In addition, if a stockholder intends to present a proposal for action at the 2000 Annual Meeting of Stockholders, the stockholder must provide the Company with notice thereof by December 18, 1999.

<ENTER>

                                 OTHER BUSINESS

     The Company's management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

                                  Howard Malovany, Secretary and
                                  General Counsel
Chicago, February 4, 1999

<ENTER>

[X]
Please mark your                                            6700
votes as in this
example.

This proxy card represents all shares of Wrigley stock (both Common and Class B Common) held in the registration indicated below.  For employee stockholders, this includes your shares held in the Special Investment and
Savings Plan.

The Board of Directors recommends a vote FOR Items 1 and 2.

1.Election of     FOR  (  )  WITHELD  (  )      2. Appointment      FOR ( ) AGAINST ( )  ABSTAIN  ( )
Directors                                          of Auditors
(see reverse)                                      (see reverse)
*For all nominee(s) except vote withheld from the following:

                                                      Change of
                                                      Address
                                                      (see reverse)
                                                      (   )

                              Note:  Please sign exactly as name appears on this card.
                                     Joint owners should each sign personally. Corporation
                                     proxies should be signed by an authorized officer.
                                     Executors, administrators, trustees, etc. should so
                                     indicate when signing.



                              SIGNATURE(S)                        DATE
-----------------------------------------------------------------------------
                                                         FOLD AND DETACH HERE


<COMPANY LOGO>
Wm. WRIGLEY Jr. Company
WRIGLEY BUILDING 410 N. MICHIGAN AVENUE
CHICAGO, ILLINOIS 60611

Telephone:  644-2121
Area Code 312
February 4, 1999

Dear Stockholder:

You are cordially invited to attend the 96th Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, which will be held in the Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, at 9:00 a.m., on Thursday, March 4, 1999.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

Whether or not you plan to attend this meeting, please sign, date and return your proxy card above, or vote over the phone or Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.
If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.

                              Sincerely,


                              /s/ William Wrigley
                              WILLIAM WRIGLEY
                              President and
                              Chief Executive Officer

Wm. WRIGLEY Jr. Company
PROXY CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 4, 1999.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR the election of Directors and FOR the appointment of auditors.

The stockholder represented herein appoints William Wrigley, Richard K. Smucker, Howard Malovany, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of the stockholders of Wm. Wrigley Jr. Company to be held in the Wrigley Building, Chicago, Illinois, on March 4, 1999 at 9:00 a.m., and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.




The Board of Directors recommends a vote FOR Items 1 and 2.
1. ELECTION OF DIRECTORS                        2. APPOINTMENT OF AUDITORS
The nominees are:                                  To ratify the appointment of
(1) John F. Bard, (2) Thomas A. Knowlton           independent auditors, Ernst & Young,
(3) Penny Pritzker,(4) Melinda R. Rich,            LLP, for the year ending December 31,1999.
(5) Steven B. Sample, (6) Alex Shumate,
(7) Richard K. Smucker, (8)  William Wrigley,
and (9) William Wrigley, Jr.


Your vote is important!
Please sign and date on the reverse side of this proxy card and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.


Change of address:





(If you have written in the above space, please mark the "Change of Address" box on the reverse side of this proxy card.)
-----------------------------------------------------------
FOLD AND DETACH HERE

Wm. Wrigley Jr. Company stockholders can now vote their shares over the telephone or the Internet. This eliminates the need to return the proxy card.

To vote your shares over the telephone or the Internet you must have your proxy card and Social Security Number available. The three-part Voter Control Number (including the # signs) that appears in the box on the reverse side just below the perforation must be used in order to vote by telephone or over the Internet. These systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

1.    To vote over the telephone:
      On a touch-tone telephone call 1-800-OK2-VOTE
      (1-800-652-8683).

2.    To vote over the Internet:
      Log on to the Internet and go to the web site http://www.vote-by-net.com.

Your vote over the telephone or the Internet instructs the Trustee in the same manner as if you marked, signed, dated and returned your proxy card.

If you choose to vote your shares over the telephone or the Internet, there is no need for you to mail back your proxy card.

Your vote is important.  Thank you for voting.